HARLEY-DAVIDSON, INC.
                             1988 STOCK OPTION PLAN
                        (AS AMENDED THROUGH MAY 14, 1994)

                                    ARTICLE I
                                     PURPOSE

    The purpose of the Harley-Davidson, Inc. 1988 Stock Option Plan is to provide favorable opportunities for certain selected employees of Harley-Davidson, Inc. and its subsidiaries to purchase or receive shares of Common Stock of Harley-Davidson, Inc., or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of Harley-Davidson, Inc., thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of Harley-Davidson, Inc. to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

                                   ARTICLE II

                                   DEFINITIONS

    The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:
       2.1.        Board:  The Board of Directors of Harley-Davidson, Inc.

       2.2. Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       2.3.        Committee:  The Human Resources Committee of the Board
       2.4.        Common Stock:  The common stock of Harley-Davidson, Inc.

       2.5.        Company:  Harley-Davidson, Inc. and any of its Subsidiaries.

       2.6. Disability: Disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
       2.7. Disinterested Persons: Disinterested persons within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

       2.8.        Employer:  The entity that employs the employee or Optionee.

       2.9. Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange Composite Tape on the date for which fair market value is being determined.

       2.10. ISO: An incentive stock option within the meaning of Section 422A of the Code and which is designated as an incentive stock option by the Committee.

       2.11. Non-ISO: A stock option which is not an ISO and which is designated as a Non-ISO by the Committee.
       2.12. Option: A stock option granted under the Plan. Options include both ISOs and Non-ISOs.
       2.13. Option Price: The purchase price of a share of Common Stock under an Option.

       2.14. Optionee: An employee of the Company who has been granted one or more Options.

       2.15.       Parent Corporation:  A parent corporation, as defined in
   Section 424(e) of the Code.
       2.16.       Plan:  The Harley-Davidson, Inc. 1988 Stock Option Plan.

       2.17. Retirement: Retirement on or after age sixty-five or, with the advance consent of the Committee, at an earlier age.

       2.18. Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Company.
       2.19. Termination Date: A date fixed by the Committee but not later than the day preceding the tenth anniversary of the date on which the Option is granted.


                                   ARTICLE III
                                 ADMINISTRATION

    3.1. Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its adminis-tration, and perform all other acts relating to the Plan, including the delega-tion of administrative responsibilities, which it believes reasonable and proper.
    3.2. Subject to the provisions of the Plan, the Board shall establish the policies and criteria pursuant to which the Committee shall grant Options and administer the Plan. Subject to the provisions of the Plan, and pursuant to the policies and criteria established by the Board, the Committee shall, in its discretion determine which employees of the Company shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, whether Options shall be ISOs, and the terms and conditions of the Options.

    3.3. The Committee may at any time, with the consent of the Optionee, in its sole discretion, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of Common Stock shares, and at a lesser Option Price.
    3.4. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

    3.5. Any action undertaken by the Board pursuant to this Article III shall be null and void if a majority of the directors acting on the matter are not Disinterested Persons; provided, further, notwithstanding any other provi-sion of the Plan, if a majority of the members of the Board are not Disinterest-ed Persons, the powers and responsibilities granted to the Board under Article III of the Plan shall be exercised solely by the Committee until such time as a majority of the members of the Board are Disinterested Persons.

                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

    4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 800,000; provided that Options for not more than 100,000 shares of Common Stock shall be granted to an Optionee in any calendar year under the Plan, which amount shall be reduced by the amount of Common Stock subject to options granted to such Optionee in such calendar year under any other stock option plan of the Company. The foregoing amounts shall be subject to adjustment in accordance with Article VIII of the Plan. These shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a stock appreciation right pursuant to Section
6.7 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                    ARTICLE V

                                   ELIGIBILITY

    5.1. Options may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company, including those who are members of the Board. Members of the Board who are not employees of the Company shall not be eligible for Option grants.

                                   ARTICLE VI

                                 TERM OF OPTIONS
    6.1. Option Agreements: All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422A of the Code shall be designated ISOs and all other Options shall be designated Non-ISOs.

    6.2. Option Price: The Option Price shall be set by the Committee; provided, however, that the price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.
    6.3. Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.
    6.4. Special Rules Regarding ISOs Granted to Certain Employees: Notwith-standing any contrary provisions of Sections 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

    6.5 Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

         a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

         b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or
         c. by any combination of the above methods of payment.

The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibi-tions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.
    6.6. Withholding Taxes: The Company may, in its discretion, require an Optionee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold Federal income taxes on the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of the Company until such time as Federal income tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow applied toward the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward the Company's withholding obligation, any shares of Common Stock held in escrow and not, in the judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

    6.7. Stock Appreciation Rights: At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a stock appreciation right. A "stock appreciation right" is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price.

    6.8. Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.
    6.9.    Cessation of Employment of Optionee:

         a. Cessation of Employment other than by Reason of Retirement, Disabil-ity or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.

         b. Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retire-ment or Disability, each Option held by the Optionee shall remain exercis-able, to the extent it was exercisable at the time of cessation of employ-ment, until the earliest of:

            i.     the Termination Date,

            ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to Section 6.09(c) of the Plan.
            iii. the third anniversary of the date of the cessation of the Optionee's employment, if employment ceased by reason of Retirement, or

            iv. the first anniversary of the date of the cessation of the Optionee's employment by reason of Disability;

    and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.
         c. Cessation of Employment by Reason of Death. In the event of the death of the Optionee, while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribu-tion, to the extent that the Optionee was entitled to exercise it on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.09(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's employment. Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distri-bution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.
    6.10. Notification of Sales of Common Stock: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.


                                   ARTICLE VII
                 LIMITATIONS AND ACCELERATIONS ON EXERCISABILITY

    7.1. Notwithstanding any other provision of this Plan, in the case of an ISO, the aggregate Fair Market Value (determined at the time the ISO is granted) of the shares of Common Stock with respect to which all "incentive stock option plans" (within the meaning of Section 422A of the Code) are first exercisable by the Optionee during any calendar year (under this Plan and under all other incentive stock option plans of the Employer, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

                                  ARTICLE VIII

                                   ADJUSTMENTS

    8.1. If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to out-standing Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately; provided, however, that each such adjustment, in the case of ISOs, shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.


                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

    9.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made, which would, without approval of the shareholders:

         a. materially modify the eligibility requirements for receiving Op-tions;
         b. increase the number of Shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Article VIII of the Plan;

         c. reduce the minimum Option Price;

         d. extend the period of granting Options; or
         e. materially increase in any other way the benefits accruing to Optionees.

    9.2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

    9.3. The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.


                                    ARTICLE X

                        GOVERNMENT AND OTHER REGULATIONS
    10.1. The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
    11.1. Plan Does Not Confer Employment or Stockholder Rights: The right of the Company to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as other-wise provided by any agreement between the Company and the Optionee, is specifi-cally reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

    11.2. Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.
    11.3. Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's treasury and reissued.

    11.4. Indemnification: In addition to such other rights of indemnifica-tion as they may have as members of the Board, or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.


                                   ARTICLE XII

                    SHAREHOLDER APPROVAL AND EFFECTIVE DATES
    12.1. The Plan shall become effective when it is adopted by the Board. However, the Plan and all Options shall terminate after the passage of one year from the date the Plan was adopted by the Board unless:

         a. within such one year period, the Plan is approved by the vote at a meeting of the shareholders of Harley-Davidson, Inc. of the holders of a majority of the outstanding shares of Harley-Davidson, Inc. entitled to vote; provided that if at a meeting of such shareholders held within such one year period, the Plan is not so approved, the Plan and all Options shall terminate at the time of that meeting of shareholders; or
         b. within such one year period, the Plan is approved by the share-holders of Harley-Davidson, Inc.

Options may not be granted under the Plan after March 7, 1998.